                                                                   EXHIBIT 10.12

                                 June 30, 1996
                               (Effective Date")


ERC Industries, Inc.
16920 Park Row
Houston, Texas  77084

RE:   $5,000,000.00  Revolving Line of Credit from Texas Commerce Bank National
Association ("Bank") to ERC Industries, Inc., ("Borrower")

Gentlemen:

          Bank is pleased to extend to Borrower a revolving line of credit in the amount of $5,000,000.00 (the "Revolving Line of Credit") for loans and the issuance of commercial and standby letters of credit, subject to the terms and conditions stated herein (as the same may be amended, renewed, extended, supplemented or restated from time to time, this "Agreement").

          NOW THEREFORE, in consideration of the above stated premises, Bank and Borrower hereby agree as follows:


                     T E R M S  A N D  C O N D I T I O N S
                     -------------------------------------

                        SECTION 1 - THE LINE OF CREDIT
                        ---------   ------------------

Section 1.1  REVOLVING LINE OF CREDIT

A. Advances: The Bank agrees to make advances (an "Advance" or "Advances") to Borrower, upon request of Borrower from time to time from the Effective Date to but not including June 30, 1997 not to exceed at any one time outstanding the lesser of the Borrowing Base or $5,000,000.00, Borrower having the right to borrow, repay and reborrow. Advances shall be used for the purpose of meeting the working capital requirements and general corporate purposes of Borrower. Advances shall be evidenced by, and made as provided in a promissory note of even date herewith executed by Borrower and delivered to Bank ("Note"), a copy of which is attached hereto as Exhibit "A" and made a part hereof for all purposes (the "Note" as used in this Agreement, shall include without limitation, any and all renewals, extensions, modifications, rearrangements, replacements thereof and substitutions therefor).

B. Letters of Credit: The Bank agrees to issue standby and commercial letters of credit (an "L/C" or "L/Cs") from time to time, from the Effective Date to but not including June 30, 1997, for the account of Borrower and in favor of such person or persons as may be designated by Borrower. Each L/C shall have an expiration date of no later than June 30, 1998. The Borrower shall reimburse the Bank immediately upon demand for any drawings made under an L/C. Prior to June 30, 1997, the Borrower may request an Advance under the Note, and the Bank is hereby authorized to make such an Advance without notice to the Borrower, to pay any drawing under any L/C.

C.   Maximum Amount:

     The maximum amount which will be available to Borrower under the Revolving Line of Credit is the lesser of the Borrowing Base or $5,000,000.00 ("Maximum Amount"), which in determining whether any amounts are available under the Revolving Line of Credit, Bank will deduct from the Maximum Amount, the amount of all unpaid Advances (the outstanding principal balance on the Note) and all L/C Obligations. The term "L/C Obligations" shall mean the face amount of all L/Cs issued and outstanding plus any unreimbursed drawings under the L/Cs plus any other amounts owing to Bank under or in respect of any L/C or Application (as hereinafter defined). Borrower and Bank agree that the following outstanding L/Cs shall be deemed made under and subject to the terms of this Agreement.

                      VALUE     EXPIR.
          NUMBER       DATE      DATE      AMOUNT
       ------------  --------  --------  ----------

          I444134    03/09/94  03/01/95    7,662.08
          I451961    03/22/95  02/15/97  150,000.00
          I455643    08/29/95  10/31/97    2,820.00
          I456977    11/02/95  08/19/96    8,200.00
          I460191    03/05/96  08/30/96   10,000.00
          I460864    03/29/96  08/28/96    8,200.00
          I461290    04/17/96  07/24/96   10,000.00
          I461292    04/17/96  07/24/96   10,000.00
          I461946    05/16/96  10/25/96   10,000.00
          I461964    05/17/96  11/25/96   27,600.00
          I462469    06/10/96  09/11/96    9,929.03
          I463156    07/09/96  12/08/96    9,000.00


Section 1.2 BORROWING BASE REPORT. Within 30 days after the end of every calendar month Borrower shall furnish the Bank a Borrowing Base Report substantially in the form of Exhibit B, together with an accounts receivable aging and listing.

Section 1.3 BORROWING BASE. The Borrowing Base shall be the amount available for borrowing on each Borrowing Base Report, subject to verification by the Bank. If the Bank upon such verification does not agree with the Borrowing Base Report submitted, within 5 days after written notice by Bank to Borrower, Borrower shall correct such Borrowing Base Report and paydown the Note in accordance with the corrected Borrowing Base Report. If no Borrowing Base Report is received within the time specified, the Bank may in its sole discretion set the Borrowing Base at any amount it deems appropriate.

Section 1.4 REQUIRED PAYDOWNS. If the outstanding principal balance of the Note plus all L/C obligations at any time exceeds the Borrowing Base then in effect, Borrower shall make a paydown on the Note in an amount sufficient to reduce the unpaid balance on the Note to an amount that when added to all L/C Obligations is no greater than the Borrowing Base. Such paydown shall be accompanied by: (a) all accrued and unpaid interest on the amount prepaid; and
(b) any prepayment charge required by the Note and shall be due concurrently with the Borrowing Base Report.

Section 1.5  INTEREST RATE, TERMS AND FEES:

A. The Note: Advances under the Note shall bear interest at the rates of interest as determined in accordance with the terms of the Note. Principal and interest on each Advance shall be made as more particularly described in the Note.

B. Letter of Credit Fees: In consideration for the issuance of any L/C, Borrower agrees to pay to Bank a letter of credit issuance fee ("Fee") in respect of such L/C in an amount equal to: (1) in the case of commercial L/Cs, one quarter of one percent (1/4%) per quarter or fraction thereof on the face amount of such L/C; and (2) in the case of standby L/Cs one percent (1%) per annum on the face amount of such L/C. The Fee shall be paid to Bank at its offices at 712 Main Street, Third Floor, Houston, Texas 77002 to the attention of the Manager, Documentary Services Division, or such other address designated by the Bank, in advance of the date of issuance of such L/C. The Fee in respect of each L/C shall be calculated from the date of issuance of the L/C to and including the date of expiration of such L/C calculated in accordance with the then current fee schedule of Bank.

Section 1.6 MATURITY: The Revolving Line of Credit shall expire: (i) on June 30, 1997; or (ii) such earlier date resulting from acceleration as defined in
Section 5 hereof.

Section 1.7 COLLATERAL: Borrower ratifies and confirms that its obligations under the Revolving Line of Credit, the Note, L/Cs and Applications are secured by a security interest of first priority in Borrower's accounts receivables and inventory as evidenced by a Security Agreement dated February 25, 1991 executed by Borrower and Bank as amended by a First Amendment dated as of February 25, 1991 (as further amended, supplemented or replaced from time to time, the "Security Agreement"). References to the Credit Agreement and Note in the Security Agreement shall mean this Agreement and the Note referenced herein.
The Agreement, the Security Agreement, the Note, the Applications, the L/Cs and each and every other written document, instrument, agreement related to the Revolving Line of Credit (together with any and all renewals, extensions, modifications, supplements, amendments and replacements thereof) that may be required to be executed and delivered by Borrower to Bank shall hereinafter be called the "Loan Documents".

Section 1.8 NEGATIVE PLEDGE: Borrower will not create or permit to exist any lien upon any of its property now owned or hereafter acquired, or acquire any property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other property, except: (a) liens, not for borrowed money, arising in the ordinary course of business; (b) liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the property covered thereby increases; (d) liens in favor of Bank, or otherwise approved in writing by Bank; (e) liens resulting from the leasing of equipment; and (f) purchase money liens not to exceed $300,000.00 in the aggregate per year, arising in the ordinary course of business. Notwithstanding anything to the contrary herein, Borrower will not permit any Lien on any accounts receivable or inventory that secures the Loans unless Bank shall provide Borrower with Bank's prior written consent.


                       SECTION 2 - CONDITIONS PRECEDENT
                       ---------   --------------------

Section 2.1 CONDITIONS PRECEDENT: The Bank shall be under no obligation to make any Advance or issue any L/C, until the Borrower has executed and delivered, in form and substance satisfactory to Bank, the following documents:
(i) this Agreement; (ii) the Note; (iii) an application substantially in the form of, in the case of each commercial L/C, Exhibit "C-1" attached hereto, and in the case of each standby L/C, Exhibit "C-2" attached hereto, in each case, duly completed and executed by Borrower to the complete satisfaction of Bank ("Application" or "Applications") not less than two Business Days prior to the date on which the L/C is requested to be issued; and (iv) any other document, instrument, certificate or instrument that Bank may reasonably require to consider the request.

                   SECTION 3 - REPRESENTATION AND WARRANTIES
                   ---------   -----------------------------

          To induce Bank to enter into this Agreement and to make Advances and issue L/Cs, Borrower represents and warrants that on the date hereof and on the date of each request for an Advance and submission of each Application, and on the date of making an Advance and the date of issuance of any L/C, and at all times during the term of this Agreement:

Section 3.1 ORGANIZATION, DUE EXECUTION, AND ENFORCEABILITY: Borrower is and shall remain duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all the power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; the execution of the Loan Documents by Borrower has been duly authorized and does not contravene the articles of incorporation or, by-laws of Borrower, and will not result in the breach of, or constitute a default under any agreement, judgment, order or decree binding upon Borrower, and the Loan Documents executed by Borrower are legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws;



Section 3.2 ACCURATE INFORMATION: The information in the financial statements and other information provided, or to be provided to Bank by Borrower is true, correct and accurate in all material respects as of the date provided and shall be true and correct in all material respects on the date that any Advance or L/C is requested to be funded or issued;

Section 3.3 NO DEFAULTS: No Event of Default (as defined hereinafter) or default exists under this Agreement or under any of the other Loan Documents and no default exists under any other agreement material to the financial condition of Borrower or is continuing;

Section 3.4 NO LITIGATION, ETC.: Borrower is not subject to any order, judgment, or litigation which could materially and adversely affect its respective financial condition, business affairs or operations;

Section 3.5 PAYMENT OF TAXES: Borrower has paid all its taxes due and owing including without limitation employment taxes, except for those for which extensions have been obtained and those being contested in good faith and for which adequate reserves have been established;


Section 3.6 COMPLIANCE, GOVERNMENTAL REQUIREMENTS AND PERMITS: Borrower is not subject to any governmental order, any administrative or judicial order or judgment that could materially and adversely affect its financial condition, business affairs or operations of its business. Borrower has no material contingent liability with respect to compliance with laws, rules and regulations applicable to Borrower; and

Section 3.7 REGULATION U: None of the proceeds of any Advance shall be used for the purpose of purchasing or carrying directly or indirectly, any margin stock or for any other purpose which would make any credit provided by Bank to Borrower hereunder a purpose credit within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

                             SECTION 4 - COVENANTS
                             ---------   ---------

          Borrower covenants and agrees that so long as any amounts remain unpaid under the Note or any L/C is outstanding or any amounts are owing under the other Loan Documents it shall:


Section 4.1 FINANCIAL STATEMENTS AND FINANCIAL COVENANTS: ensure that financial statements and financial covenants comply with the financial covenants and other covenants described, and calculated as set forth, in Exhibit "D". Unless otherwise provided on Exhibit "D", all such amounts and ratios will be calculated: (a) on the basis of United States GAAP for the Borrower; and (b) on a consolidated basis. Compliance with the requirements of Exhibit "D" will be determined as of the dates of the financial statements to be provided to Bank;

Section 4.2 REPRESENTATION AND WARRANTIES: ensure that each of the representations and warranties of Borrower contained herein shall be true and correct when given and when deemed given hereunder and notify Bank immediately should any representation or warranty become untrue or misleading;

Section 4.3 NOTIFICATION OF CORPORATE AND OTHER CHANGES: notify Bank in writing at least 30 days prior to any date that Borrower changes its name or the location of its principal place of business or the location of its books and records, and notify Bank immediately if Borrower becomes a party to any merger or consolidation, or if there is a change or modification to its business or legal structure; and

Section 4.4 COMPLIANCE: at all times comply with applicable laws, rules, regulations, ordinances and Executive Orders.

                  SECTION 5 - EVENTS OF DEFAULT AND REMEDIES
                  ---------   ------------------------------

          If any of the following events ("Events of Default") shall occur, then Bank may do any or all of the following: (1) declare the Note to be, and thereupon the principal balance of the Note shall forthwith become, immediately due and payable, together with all accrued and unpaid interest thereon and all fees and all other obligations and indebtedness of Borrower under the Loan Documents, without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to Borrower, terminate the Revolving Line of Credit and refuse to consider requests for Advances and issuances of L/Cs; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower, including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise:

(a) Borrower shall fail to pay any principal of or interest on the Note or any other obligation under any Application or under any other Loan Document as and when due; or

(b) Borrower shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound; or

(c) Any representation or warranty made in connection with any Loan Document shall prove to have been incorrect, false or misleading; or

(d) Default shall occur in the punctual and complete performance of any covenant contained in any Loan Document; or

(e) Final judgment for the payment of money shall be rendered against Borrower and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

(f) Any order shall be entered in any proceeding against Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(g) Borrower shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against Borrower and Borrower, by act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of Borrower or granting relief to Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(h) Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(i) Any change shall occur in the ownership of Borrower, such that John Wood Group P.L.C. shall not remain directly or indirectly, the majority owner of Borrower.

                           SECTION 6 - MISCELLANEOUS
                           ---------   -------------

Section 6.1 AMENDMENTS AND WAIVERS: No failure to exercise and no delay on the part of Bank in exercising any power or right in connection herewith or under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other power or right. No course of dealing between Borrower and Bank shall operate as a waiver of any provision of this Agreement or any other Loan Document nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 6.2 EXPENSES: Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, Borrower agrees to pay on demand all reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for Bank) in connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of any of the indebtedness evidenced by the Note and any Application. The obligations of Borrower under this and the following section shall survive the termination of this Agreement.

Section 6.3 USURY: It is the intent of Borrower and of Bank in the execution and performance of this Agreement and any other Loan Document to contract in strict compliance with the usury laws of the State of Texas and as applicable, the United States of America. Borrower and Bank agree that none of the terms and provisions contained in this Agreement or any other Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect ("Highest Lawful Rate"). At all times, if any, that Chapter One of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" as defined in that Chapter. The provisions of this paragraph shall control over all other provisions of this Agreement and all other Loan Documents which may be in apparent conflict herewith. In the event Bank shall collect moneys which are deemed to constitute interest in excess of the legal rate, such moneys shall be immediately returned to the payor thereof (or, at the option of Bank, credited against the unpaid principal of the Note) upon such determination.

Section 6.4 SURVIVAL: All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents shall survive the execution and delivery of the Loan Documents; shall not be affected by any investigation made by Bank, and shall bind Borrower and successors, trustees, receivers and assigns of Borrower and inure to the benefit of the successors and assigns of Bank; provided that the undertaking of Bank hereunder to consider making Advances to and for issuances of L/Cs upon the application of Borrower shall not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement shall be until the final maturity of the Note and the full and final payment of all amounts due under the Note and any Application and the Loan Documents.

Section 6.5 DOCUMENTARY MATTERS: This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents. The Loan Documents embody the entire agreement between Borrower and Bank and supersede all prior proposals, agreements and understandings. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 6.6 PRIOR CREDIT AGREEMENT: This Agreement supersedes that Credit Agreement (Borrowing Base), dated February 25, 1991 executed by Borrower and Bank, as amended by a First Amendment dated August 31, 1991, Second Amendment dated January 3 1992, Third Amendment dated May 31, 1992, Fourth Amendment dated December 30, 1992, Fifth Amendment dated February 28, 1994, Sixth Amendment dated February 27, 1995, Seventh Amendment dated July 3, 1995, Eighth Amendment dated December 7, 1995, Ninth Amendment dated February 26, 1996 and Tenth Amendment dated April 1, 1996.

Section 6.7 GOVERNING LAW: THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE THE LAWS OF THE UNITED STATES OF AMERICA.

Section 6.8 NO ORAL AGREEMENTS: THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    Sincerely Yours,


                                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                    By:

                                    Name:

                                    Title:

Acknowledged and agreed to this _____ day of ____________, 1996, but effective as of the Effective Date, by:

"BORROWER"

ERC INDUSTRIES, INC.

By:

Name:

Title:


EXHIBITS:
A   Promissory Note
B   Borrowing Base Report
C-1 Application for Commercial Letters of Credit
C-2 Application for Standby Letters of Credit
D   Financial Covenants And Compliance Certificate

                                   EXHIBIT A
                                PROMISSORY NOTE

                                 (this "Note")
U.S. $5,000,000.00                                        June 30, 1996 ("Date")

FOR VALUE RECEIVED, ERC INDUSTRIES, INC., a Delaware corporation (the "Maker"), promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Bank") on or before June 30, 1997 (the "Termination Date"), at its banking house at 712 Main Street, Houston, Harris County, Texas, or at such other location as the Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of FIVE MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $5,000,000.00) (the "Maximum Loan Total"); or (ii) the aggregate unpaid principal amount of all loans made by the Bank hereunder (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by the Bank and the Maker with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date. Subject to the limitations set forth herein, Maker may borrow, repay and reborrow hereunder and there is no limitation on the number of Loans made hereunder so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Loan Total.

The Loans may be either Prime Rate Loans (as hereinafter defined) or Eurodollar Loans (as hereinafter defined).

The Maker shall pay interest on each Prime Rate Loan for the Interest Period (as hereinafter defined) with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the Prime Rate (as hereinafter defined) in effect from time to time minus three-quarters of one percent (3/4%) (the "Effective Prime Rate"); or (ii) the Highest Lawful Rate (as hereinafter defined), which interest shall be due and payable on the last day of each calendar quarter and on the last day of each Interest Period.

The Maker shall pay interest on each Eurodollar Loan for the Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the lesser of: (i) the Eurodollar Rate (as hereinafter defined) plus one and one-quarter of one percent (1 1/4%) (the "Effective Eurodollar Rate"); or (ii) the Highest Lawful Rate, which interest shall be due and payable on the last day of each such Interest Period, and if such Interest Period has a duration exceeding three months, on the last day of each third month during such Interest Period.

Any amount not paid when due with respect to principal (whether at Maturity Date, by acceleration or otherwise), costs, expenses, and to the extent permitted by applicable law, interest, shall bear interest at a rate per annum equal to the lesser of: (i) the Prime Rate in effect from time to time plus five percent (5.00%); or (ii) the Highest Lawful Rate, which interest shall be due and payable on demand. The principal of any Loan shall be deemed past due if not paid on or before the Maturity Date or any earlier maturity date resulting from acceleration in accordance with the terms of this Note or as provided by law or otherwise. Interest accrued and unpaid with respect to any Loan shall be deemed past due if not paid on or before the applicable interest payment due date as provided for herein.

Notwithstanding the foregoing, if at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Prime Rate or Effective Eurodollar Rate, whichever is applicable, had at all times been in effect.

Each Prime Rate Loan shall be in an amount not less than $50,000.00 or an integral multiple of $50,000.00 in excess thereof; and each Eurodollar Loan shall be in an amount not less than $150,000.00 or an integral multiple of $50,000.00 in excess thereof. Interest with respect to Prime Rate Loans shall be calculated on the basis of a 365 day year or 366 day year, as the case may be, for the actual number of days elapsed. Interest with respect to Eurodollar Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, unless such calculation would result in a usurious interest rate, in which case such interest shall be calculated on the basis of a 365 day or 366 day year, as the case may be.

The following terms shall have the respective meanings indicated:

     "Borrowing Date" means any Business Day on which the Bank shall make a Loan hereunder.

     "Business Day" means a day: (i) on which the Bank and commercial banks in New York City are generally open for business; and (ii) with respect to Eurodollar Loans, on which dealings in United States Dollar deposits are carried out in the Eurodollar interbank markets.

     "Eurodollar Lending Office" means the office of the Bank located at 712 Main Street, Houston, Texas, or such other office of the Bank as the Bank may from time to time specify to the Maker.

     "Eurodollar Loan" means a Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means, for each Eurodollar Loan, an interest rate per annum determined by the Bank by dividing: (i) the rate per annum determined by the Bank at or before 10:00 a.m. (Houston time) (or as soon thereafter as practicable) two Business Days before the first day of such Interest Period to be the rate per annum at which deposits of dollars are offered to the Bank by prime banks in whatever Eurodollar interbank market may be selected by the Bank in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such

     Interest Period in immediately available funds and for a period equal to such Interest Period and in an amount substantially equal to the amount of the Bank's Eurodollar Loan during such Interest Period; by (ii) Statutory Reserves.

     "Highest Lawful Rate" as used herein shall mean the maximum nonusurious interest rate permitted from time to time to be contracted for, taken, reserved, charged or received on any Loan under applicable federal or Texas laws, whichever permits the higher lawful rate; provided, however, that in the event: (i) such maximum nonusurious interest rate shall, at any time or times during the term of a Loan evidenced hereby, be reduced to a rate less than the maximum nonusurious rate in effect on the date of such Loan; and
     (ii) applicable law permits contracting for, taking, reserving, charging, and receiving on such Loan throughout the duration thereof the maximum nonusurious rate in effect on the date such Loan was made, then and at all such times the Highest Lawful Rate shall be the maximum nonusurious rate permitted to be contracted for, taken, reserved, charged or received on such Loan under applicable law in effect on the date of such Loan. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Tex. Rev. Civ. Stat. art. 5069-1.04) from time to time in effect.

     "Interest Period" means, with respect to any Loan, the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be:

     (a) in the case of an Prime Rate Loan, a period of up to the Termination Date; and

     (b)  in the case of a Eurodollar Loan, 1, 2, 3 or 6 months;

     in each case as selected by the Maker and agreed to by the Bank. The Maker's choice of Interest Period is also subject to the following limitations:

          (i) No Interest Period shall end on a date after the Termination Date; and

          (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a Eurodollar Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

     "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Bank as its prime rate in effect at its principal office in Houston, Texas and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY BANK. BANK MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

     "Prime Rate Loan" means a Loan which bears interest at a rate determined by reference to the Prime Rate.

     "Statutory Reserves" shall mean the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Bank is subject with respect to the Eurodollar Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

The unpaid principal balance of this Note at any time shall be the total of all Loans made by the Bank to or for the benefit of the Maker, less the amount of all payments of principal made hereon by or for the account of the Maker. The Bank's records shall serve as presumptive evidence of any and all amounts outstanding hereunder.

Each Loan shall be made on the Maker's irrevocable notice, given not later than 10:00 A.M. (Houston time) on, in the case of Eurodollar Loans, the second Business Day prior to the proposed Borrowing Date or, in the case of Prime Rate Loans, the proposed Borrowing Date, from the Maker to the Bank. Each such notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount of such Loan; (ii) the proposed Borrowing Date; (iii) whether the requested Loan is to be a Prime Rate Loan or Eurodollar Loan; and (iv) the Interest Period for such Loan. If any Notice of Requested Borrowing shall be oral, the Maker shall deliver to the Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

If at any time the Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank or its foreign branch or branches to maintain or fund any Loan by means of dollar deposits obtained in any Eurodollar interbank market (any of the above being described as a "Eurodollar Event"), then, at the option of the Bank, the aggregate principal amount of the Bank's Eurodollar Loans then outstanding, which Loans are directly affected by such

Eurodollar Event, shall be prepaid by the Maker. Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to the Maker.

Any prepayment of any Eurodollar Loan which is required under the preceding paragraph shall be made, together with accrued and unpaid interest and all other amounts payable to the Bank under this Note with respect to such prepaid Eurodollar Loan on the date stated in the notice to the Maker referred to above, which date ("required prepayment date") shall be not less than 15 days from the date of such notice. If any Eurodollar Loan is required to be prepaid under the preceding paragraph, the Bank shall make on the required prepayment date a Prime Rate Loan in the same principal amount and with an Interest Period ending on the same day as the Eurodollar Loan so prepaid.

If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

     (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such Loan or against assets of, deposits with or for the account of, or credit extended or committed by, the Bank; or

     (b) imposes on the Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates of deposit any other condition affecting any such Loan;

and the result of any of the foregoing is to impose a cost to the Bank of agreeing to make, funding or maintaining any such Loan or to reduce the amount of any sum receivable by the Bank in respect of any such Loan, then the Bank may notify the Maker in writing of the happening of such event and Maker shall upon demand pay to the Bank such additional amounts as will compensate the Bank for such costs. Without prejudice to the survival of any other agreement of the Maker under this Note, the obligations of the Maker under this paragraph shall survive the termination of this Note.

The Maker may on any Business Day prepay the outstanding principal amount of any Prime Rate Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Partial prepayments shall be in an aggregate principal amount of $50,000.00 or a greater integral multiple of $50,000.00. Except as specified in this paragraph, the Maker shall have no right to prepay any Loan.

The Maker will indemnify the Bank against, and reimburse the Bank on demand for, any loss, cost or expense incurred or sustained by the Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Eurodollar Rate) as a result of: (a) any payment or prepayment (whether permitted by the Bank or required hereunder or otherwise) of all or a portion of any Eurodollar Loan on a day other than Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any Eurodollar Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any Eurodollar Loan to be made by the Bank due to any action or inaction of the Maker. For purposes of this paragraph, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain Loans bearing interest at the Eurodollar Rate shall be calculated as the remainder obtained by subtracting: (i) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury in an amount equal or comparable to such Loan for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period; from (ii) the interest payable at the Eurodollar Rate for the period commencing on the date of such payment, prepayment or change of rate and ending on the last day of such Interest Period. Such funding losses and other costs and expenses shall be calculated and billed by the Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

If after the date of this Note, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of making any Loans hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank in good faith to be material, then from time to time, the Maker shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding paragraphs above shall be delivered as soon as practicable to the Maker and shall be conclusive and binding, absent manifest error. The Maker shall pay the Bank the amount shown as due on any such certificate within 15 days after Bank delivers such certificate. In preparing such certificate, the Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

Any and all payments by the Maker hereunder shall be made free and clear of and without deduction for any and all deductions, charges or withholdings, and (if Maker is not a citizen of the United States domiciled in the United States) all present and future taxes and tax withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Bank's income (including penalties and interest payable in respect thereof) (all such non-excluded taxes, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Maker shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Bank receives an amount equal to the sum it would have received had no such deductions been made; and (ii) the Maker shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Maker agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note (hereinafter referred to as "Other Taxes"). The Maker will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this paragraph) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor; provided, however, to the extent that the Bank is reimbursed for any Taxes or Other Taxes that were incorrectly or illegally asserted, the Bank shall return to the Maker the amount of such reimbursement, together with any interest that may have been paid with respect thereto, to the extent the Maker has actually indemnified the Bank with respect thereto. Within 30 days after the date of any payment of Taxes, the Maker will furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof. Without prejudice to the survival of any other agreement of the Maker hereunder, the agreement and obligations of the Maker contained in this paragraph shall survive the payment in full of principal and interest under this Note.

If any payment of interest or principal herein provided for is not paid when due, or if an Event of Default occurs under the terms of the Letter Agreement (as defined below), then the owner or holder of this Note may at its option, by notice to the Maker, declare the unpaid principal balance of all Loans, all accrued and unpaid interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest, notice of intent to accelerate, notice of actual acceleration or further notice of any kind, all of which are hereby expressly waived by the Maker.

If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, the Maker agrees to pay reasonable attorneys' fees and all costs and expenses.

This Note is issued by the Maker to evidence Loans outstanding from time to time not to exceed the Maximum Loan Total in the aggregate, pursuant to a $5,000,000.00 revolving line of credit (the "Revolving Line of Credit") extended by the Bank to the Maker pursuant to that certain Letter Agreement of even date herewith, as amended from time to time (the "Letter Agreement"). It is given in renewal, increase and modification of two (2) promissory notes dated April 1, 1996 executed by Maker and payable to the order of the Bank on or before June 30, 1996 in the principal amounts of $3,000,000.00 and $1,000,000.00 respectively.

The Maker warrants and represents to the Bank, and to all other owners and/or holders of any indebtedness evidenced hereby, that all Loans evidenced by this Note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code, Tex. Rev. Civ. Stat. arts. 5069-
1.01 et. seq.

The Maker warrants and represents to the Bank and to all other owners or holders of this Note that no Loans shall be used for the purchase or carrying of any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect on the date hereof.

Except as otherwise specified in this Note, the Maker and any and all co-makers, endorsers, guarantors and sureties hereby severally waive grace, presentment, demand, notice of default, notice of intent to accelerate, notice of acceleration, and all other demands and notices of any nature or type whatsoever, in connection with the delivery, acceptance, performance, default, dishonor or enforcement of, or entry of judgment in connection with this Note, and further waive the filing of suit hereon for the purpose of fixing liability.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE SHALL BE PERFORMABLE FOR ALL PURPOSES IN THE COUNTY OF THE BANK'S PRINCIPAL OFFICE IN TEXAS, AND THE MAKER AND THE BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY THE MAKER OR THE BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST THE MAKER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY. THE MAKER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE MAKER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS OR VENUES.

The Maker and the Bank expressly agree, pursuant to Article 15.10(b) of Chapter 15 ("Chapter 15") of the Texas Credit Code, that Chapter 15 shall not apply to this Note or to any Loan and that this Note and all such Loans shall not be governed by or subject to the provisions of Chapter 15 in any manner whatsoever.

It is the intention of Maker and Bank to comply with usury laws in force in the State of Texas and in the United States of America as applicable. Anything in this Note to the contrary notwithstanding, the Maker shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holder of the Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in excess of the Highest Lawful Rate, then: (i) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law; and (ii) any unearned interest paid by the Maker or any interest paid by the Maker in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Maker or credited on the principal of this Note. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Bank or any holder of this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by usury laws applicable to the Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans evidenced by this Note all interest at any time contracted for, charged or received by the Bank in connection therewith.

The Bank reserves the right in its sole discretion without notice to Maker, to sell participations or assign its interest, or both in all or part of the Loans, the Note, or the Line of Credit.

     THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the Maker has executed this Note effective the day, month and year first aforesaid.

"MAKER"

ERC INDUSTRIES, INC.

By:
Name:
Title:


Acknowledged for purposes of notice pursuant to the above cited statute by:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION

By:
Name:
Title: